UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street
Hampton, Virginia  23663
(Address of principal executive offices)  (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	OPOF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On October 21, 2019, Old Point Financial Corporation (the “Company”) announced that the Company’s Board of Directors appointed Mrs. Elizabeth T. Beale, age 47, to the position of Chief Financial Officer and Senior Vice President of the Company and Chief Financial Officer and Executive Vice President of The Old Point National Bank of Phoebus (the “Bank”) effective October 15, 2019.  She will also serve as the Company’s Principal Financial and Accounting Officer.

Mrs. Beale has served as Interim Chief Financial Officer of the Company and Interim Principal Financial and Accounting Officer of the Company since July 2, 2019, and previously as the Bank’s Senior Vice President and Chief Accounting Officer since April, 2018. Prior to joining the Bank, Mrs. Beale served as Chief Financial Officer of Citizens National Bank, Windsor, Virginia from April 2003 until its merger with the Bank in 2018.  She began her career in banking with James River Bankshares and has more than 20 years’ experience in banking. She has been a member of the Virginia Bankers Association CFO Committee since 2010 and currently serves as the committee Chair.  Mrs. Beale earned her B.S. in accounting from Elon University and is a certified public accountant.

The material terms of Mrs. Beale’s compensation will include an initial base annual salary of $210,000, subject to annual performance reviews, and participation in the Company’s short- and long-term incentive plans.  Mrs. Beale will also be eligible to participate in the Bank’s employee benefit plans and programs on terms offered to similarly situated employees. Mrs. Beale and the Company anticipate entering into an employment agreement.

There are no arrangements or understandings between Mrs. Beale and any other person pursuant to which she was appointed, nor are there are any family relationships between Mrs. Beale and any of the Company's directors or executive officers. Mrs. Beale does not have any material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release with respect to Mrs. Beale’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release dated October 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: October 21, 2019
/s/ Robert F. Shuford, Sr.

Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer